As filed pursuant to Rule 424(b)(3)
Registration No. 333-287329
LOCAL BOUNTI CORPORATION
2,911,982 Shares of Common Stock and
Up to 10,728,414 Shares of Common Stock
Issuable Upon Conversion of the Series A Preferred Stock
This prospectus relates to the resale from time to time, by the selling stockholders (which term as used in this prospectus includes their respective transferees, pledgees, distributees, donees and successors-in-interest) identified in this prospectus under the caption “Selling Stockholders,” of 13,640,396 shares of our common stock, par value $0.0001 (the “Common Stock”) including 1,771,586 shares of Common Stock issued in the Private Placement (as defined below (the “Private Placement Common Stock”), 1,140,396 shares of Common Stock previously issued in connection with the Other Transactions (as defined below) (the “Other Common Stock”) and up to 10,728,414 shares of our Common Stock that they may acquire upon the conversion of our Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock,” and such shares of Common Stock into which the Series A Preferred Stock is convertible, the “Convertible Shares”). Each share of Series A Preferred Stock will automatically convert to one share of Common Stock upon approval by the Company’s stockholders (the “Required Stockholder Approval”), which the Company is seeking at its upcoming 2025 Annual Meeting of Stockholders on June 11, 2025.
We issued the shares of Private Placement Common Stock and Series A Preferred Stock in a private placement (the “Private Placement”) pursuant to a Stock Purchase Agreement dated March 31, 2025. We issued the Other Common Stock in connection with either (i) the business combination contemplated by that certain Agreement and Plan of Merger, dated June 17, 2021, by and among Leo Holdings III Corp., Longleaf Merger Sub, Inc., Longleaf Merger Sub II, LLC and Local Bounti Corporation or (ii) a private placement pursuant to that certain Securities Purchase Agreement entered into on October 21, 2022 ((i) and (ii) collectively, the “Other Transactions”).
We are registering the securities described above for resale on behalf of the selling stockholders pursuant to the selling stockholders’ registration rights under the Investor Rights Agreement (the “Investor Rights Agreement”), dated as of March 31, 2025, by and among Local Bounti Corporation and the investors named therein. Our registration of the securities covered by this prospectus does not mean that either we or the selling stockholders will issue, offer or sell, as applicable, any of the securities. The selling stockholders may, from time to time, offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the selling stockholders. See “Use of Proceeds” beginning on page 8 and “Plan of Distribution” beginning on page 9 of this prospectus for more information.
We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”
Our Common Stock is listed on the New York Stock Exchange under the symbol “LOCL.” On May 14, 2025, the closing price of our Common Stock was $2.50 per share.
INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERRED TO UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 29, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). Under this registration process, the selling stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the shares of Common Stock offered by the selling stockholders under this prospectus.
Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”
This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed in (i) Item 1A, "Risk Factors" of Local Bounti’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025 and any updates to those factors set forth in Local Bounti's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and (ii) any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
We are registering the securities described above for resale on behalf of the selling stockholders pursuant to the selling stockholders’ registration rights under the Investor Rights Agreement. Our registration of the securities covered by this prospectus does not mean that either we or the selling stockholders will issue, offer or sell, as applicable, any of the securities. The selling stockholders may, from time to time, offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution” in this prospectus for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “anticipate,” “believe,” “continue,” “estimate,” “intend,” “may,” “plan,” “project,” “forecast,” “seek,” “should,” “target,” “will,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitations, statements regarding our ability to raise capital in the future, future financial performance, business strategies including future acquisitions, expansion plans including construction of future facilities, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:
•Local Bounti’s ability to continue as a going concern and the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all;
•Local Bounti's ability to generate significant revenue;
•restrictions and covenants contained in Local Bounti's debt facility agreements with Cargill Financial Services International, Inc. and Local Bounti's ability to comply therewith;
•the risk that, following the conversion of the Series A Preferred Stock, the concentrated ownership of our common stock will prevent other stockholders from influencing significant decisions;
•the risk that Local Bounti may never achieve or sustain profitability;
•the risk that Local Bounti could fail to effectively manage its future growth;
•Local Bounti's ability to complete the build out of its current or additional facilities in the future;
•Local Bounti's reliance on third parties for construction, the risk of delays relating to material delivery and supply chains, and fluctuating material prices;
•Local Bounti's ability to scale its operations and decrease its cost of goods sold over time;
•the potential for damage to or problems with Local Bounti's facilities;
•the impact that current or future acquisitions, investments or expansions of scope of existing relationships have on Local Bounti's business, financial condition, and results of operations;
•unknown liabilities that may be assumed in acquisitions;
•Local Bounti's ability to attract and retain qualified employees;
•Local Bounti's ability to develop and maintain its brand or brands;
•Local Bounti's ability to achieve its sustainability goals;
•Local Bounti's ability to maintain its company culture or focus on its vision as it grows;
•Local Bounti's ability to execute on its growth strategy;

•the risk of diseases and pests destroying crops;
•Local Bounti's ability to compete successfully in the highly competitive markets in which it operates;
•Local Bounti's ability to defend itself against intellectual property infringement claims or other litigation;
•Local Bounti's ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations;
•changes in consumer preferences, perception, and spending habits in the food industry;
•the risk that seasonality may adversely impact Local Bounti's results of operations;
•Local Bounti's ability to repay, refinance, restructure, or extend its indebtedness as it comes due;
•Local Bounti's ability to comply with the continued listing requirements of the New York Stock Exchange ("NYSE") or timely cure any noncompliance thereof; and
•the other factors discussed in Item 1A, "Risk Factors" of Local Bounti’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025 and any updates to those factors set forth in Local Bounti's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment.
New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
The forward-looking statements made by us in this prospectus speak only as of the date of this prospectus. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. For information about where you can find these reports, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this prospectus together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”
Unless the context otherwise indicates, references in this prospectus to “Local Bounti,” the “Company,” “we,” “our,” and “us” refer, collectively, to Local Bounti Corporation and its consolidated subsidiaries.
Overview
Local Bounti is a controlled environment agriculture ("CEA") company that produces sustainably grown produce, focused primarily on living and loose leaf lettuce, arugula, spinach, and basil. Founded in 2018, and headquartered in Hamilton, Montana, Local Bounti utilizes its patented Stack & Flow Technology® to grow healthy food sustainably and affordably. Our proprietary process is a hybrid growing approach, utilizing vertical farming in early plant growth, followed by greenhouse farming for final grow out. We designed our Stack & Flow Technology® to give our products exactly what they need at every step of their growth cycle. Our goal is to grow in an environmentally sustainable manner that not only increases harvest efficiency and enhances unit economics, but also limits water usage and reduces the carbon footprint of the production and distribution process. Controlling the environmental conditions in both the 'Stack' and 'Flow' components of our growing system helps to ensure healthy, nutritious, and consistent products that are non-genetically modified organisms ("non-GMO"). We use 90% less water, 90% less land, and significantly less pesticides and herbicides than traditional outdoor agriculture operations.
Our first facility in Hamilton, Montana (the "Montana Facility") commenced construction in 2019 and reached full commercial operation by the second half of 2020. In 2022, we acquired California-based complementary greenhouse farming company Hollandia Produce Group, Inc. and its subsidiaries, which operated under the name Pete’s (the "Pete's Acquisition"). Through the Pete’s Acquisition, we significantly increased our growing footprint to include two then-existing facilities in California and one under-construction facility in Georgia. The Georgia facility initially became operational in July 2022 and was significantly expanded in 2023. In 2024 we completed construction of two new facilities in Washington and Texas, bringing our total facility count to six.
We distribute our products to approximately 13,000 retail locations across 35 U.S. states, primarily through direct relationships with blue-chip retail customers, including Albertsons, Sam's Club, Kroger, Target, Walmart, Whole Foods, Brookshire's, H-E-B, Sprouts, and AmazonFresh. Our primary products include living butter lettuce – for which we are a leading provider with an approximate 80% share of the CEA market within the Western U.S. – as well as packaged leafy greens and cress. We recently introduced new Grab & Go Salads and additions to our baby leaf portfolio with several high-velocity offerings, including Spinach, Arugula, and Basil. In addition, we introduced 50/50 blend and power greens in the third quarter of 2024. We signed an offtake agreement with Sam's Club in October 2022 for our leafy greens production initially from our Georgia facility and now including both our Georgia and Texas facilities. The offtake agreement provides for the sale of defined minimum quantities of leafy greens from our Georgia and Texas facilities and runs through September 2028.
We intend to continue to increase our production capacity and expand our reach to new markets, new geographies, and new customers through building of new facilities, the expansion of existing facilities, or the acquisition of existing greenhouse facilities, which we would evaluate to update with our Stack & Flow Technology®. We conduct an ongoing build-versus-buy analysis whenever we decide to build a new facility or acquire an existing facility. We also continue to explore expanding our product offerings to new varieties of fresh greens, herbs, berries and other produce. Additionally, we evaluate commercial opportunities as part of these expansion efforts on an ongoing basis.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of the registration statement filed in connection with our Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated under the Securities Act, which allows us to take advantage of certain exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30 and our annual revenue exceeded $100 million during such completed fiscal year or (ii) the market value of the shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Corporate Information
We were incorporated under the laws of the State of Delaware on November 19, 2021. The mailing address of our principal executive office is 490 Foley Lane, Hamilton, MT 59840, and the telephone number is (800) 640-4016.

THE OFFERING
This prospectus relates to the resale or other disposition from time to time by the selling stockholders identified in this prospectus of 1,771,586 shares of Private Placement Common Stock, 1,140,396 shares of Other Common Stock and up to 10,728,414 Convertible Shares that they may acquire upon the conversion of the Series A Preferred Stock. None of the shares registered hereby are being offered for sale by us.

Securities offered by the selling stockholders	Up to 13,640,396 shares of Common Stock consisting of: •1,771,586 shares of Private Placement Common Stock; •1,140,396 shares of Other Common Stock; and •10,728,414 Convertible Shares.

Common Stock currently outstanding	10,642,968 (as of March 31, 2025)

Common Stock outstanding after this offering	24,283,364 shares of Common Stock, assuming the conversion of all shares of the Series A Preferred Stock.

Use of proceeds	We will not receive any proceeds from the shares of Common Stock offered by the selling stockholders under this prospectus. See “Use of Proceeds.”

NYSE Stock Market Symbol	Our Common Stock is listed on NYSE under the symbol “LOCL.”

Risk Factors	Investing in our securities involves significant risks and uncertainties. You should read the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase shares of our Common Stock.
The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 10,642,968 shares of Common Stock issued and outstanding as of March 31, 2025 and, unless otherwise indicated, excludes:
•805,211 shares of Common Stock issuable upon the settlement of restricted stock units outstanding as of March 31, 2025;
•6,241,475 shares of Common Stock issuable upon the exercise of warrants outstanding as of March 31, 2025, at a weighted-average exercise price of $23.43 per share; and
•1,840,101 shares of Common Stock reserved for future issuance under our equity incentive plans as of March 31, 2025.

RISK FACTORS
Investing in our securities involves significant risks and uncertainties. Before deciding to purchase any of our securities, you should read carefully the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus, together with other information in this prospectus, and the documents incorporated by reference herein and therein. See “Where You Can Find Additional Information” and “Incorporation by Reference.”
We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of Common Stock offered by the selling stockholders under this prospectus.
The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel, of one or more selling stockholders’ counsel and our independent registered public accounting firm.

PLAN OF DISTRIBUTION
The selling stockholders may offer and sell, from time to time, the shares of Private Placement Common Stock, the shares of Other Common Stock, and the Convertible Shares. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their securities by one or more of, or a combination of, the following methods:
•through brokers, dealers or agents;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of NYSE;
•through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•distribution to employees, members, limited partners or stockholders of a selling stockholder;
•broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•by pledge to secured debts and other obligations;
•delayed delivery arrangements;
•to or through underwriters or agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale, as described below; and
•any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.
The selling stockholders may set the price or prices of their securities at:
•fixed prices;
•varying prices determined at the time of sale;

•market prices prevailing at the time of any sale under this registration statement;
•prices related to market prices; or
•negotiated prices.
In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the securities short and redeliver the securities to close out such short positions.
The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may elect to make an in-kind distribution of Common Stock to their members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.
The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. In addition, the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer their economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the selling stockholders or one or more of their respective affiliates in the ordinary course of business for which they receive compensation.
Any selling stockholder that is a broker-dealer or an affiliate of a broker-dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, any profits derived by such selling stockholder on the sale of securities included in this prospectus and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Such selling stockholders may also be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You should refer to our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
The description of our securities is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and the description of the Series A Preferred Stock is set forth below.
Series A Preferred Stock
On March 28, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware. The Series A Preferred Stock is non-voting (except as required by applicable law). Without the prior written consent of a majority of the outstanding shares of Series A Preferred Stock, however, the Company may not: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designations, (ii) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock, (iii) increase the number of authorized shares of Series A Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.
The Series A Preferred Stock has no liquidation preference and is redeemable at the option of the holder at the purchase price if not automatically converted within one year from the date of issuance. The holders of Series A Preferred Stock are entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of the Company’s Common Stock or other securities.
Each share of Series A Preferred Stock will automatically convert to one share of Common Stock upon receipt of the Required Stockholder Approval, which the Company is seeking at its upcoming 2025 Annual Meeting of Stockholders on June 11, 2025. Until the date that Required Stockholder Approval is obtained, the Series A Certificate of Designations limits the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock such that, when aggregated with the shares of Common Stock issued at the closing of the Private Placement, such issuances shall not exceed 19.99% of the Company’s issued and outstanding Common Stock, as required by the rules and regulations of the NYSE.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the selling stockholders from time to time of up to an aggregate of 1,771,586 shares of Private Placement Common Stock, 1,140,396 shares of Other Common Stock and 10,728,414 Convertible Shares issuable upon the conversion of the Series A Preferred Stock, subject to the occurrence of the Required Stockholder Approval. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus, provided that Convertible Shares may only be offered after the corresponding shares of Series A Preferred Stock are converted into Convertible Shares pursuant to the terms of the Series A Certificate of Designations.
The selling stockholders acquired their securities in (i) the Private Placement, which was completed on March 31, 2025, in which we issued 1,771,586 shares of our Common Stock and 10,728,414 shares of Series A Preferred Stock that will automatically convert to 10,728,414 Convertible Shares upon the occurrence of the Required Stockholder Approval and (ii) the Other Transactions.
Until the date that the Required Stockholder Approval is obtained, the Series A Certificate of Designations limits the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock such that, when aggregated with the shares of Common Stock issued at the closing of the Private Placement, such issuances may not exceed 19.99% of the Company’s issued and outstanding Common Stock, as required by the rules and regulations of the NYSE.
The following table and the accompanying footnotes set forth information relating to the selling stockholders as of April 30, 2025. For purposes of this table, we have assumed that (i) the selling stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering, (ii) the selling stockholders will not acquire beneficial ownership of any additional securities during the offering and (iii) the conversion of one share of Series A Preferred Stock into one share of Common Stock pursuant to the Series A Certificate of Designations.
We cannot advise you as to whether the selling stockholders will in fact sell any or all of such securities. In particular, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering.
Please see the section entitled “Plan of Distribution” for further information regarding the selling stockholders’ method of distributing these securities.
Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 10,883,933 shares of Common Stock outstanding as of April 30, 2025 which number also includes the Convertible Shares as if the conversion of the Convertible Shares had occurred prior to such date. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.
Except as otherwise described below, based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer. Charles R. Schwab, the beneficial owner of securities held by the Charles & Helen Schwab Living Trust U/A DTD 11/22/1985, Live Oak Ventures, LLC, Olive Street Ventures, LLC and U.S. Bounti, LLC, may be deemed an affiliate of The Charles Schwab Corporation. Subsidiaries and affiliates of The Charles Schwab Corporation include a broker-dealer registered with the Financial Industry Regulatory Authority.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below and any of their respective transferees, pledgees, distributees, donees and successors.

	Shares of Common Stock Currently Held				Shares of Common Stock Issuable Upon Conversion of Series A Preferred Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Charles & Helen Schwab Living Trust U/A DTD 11/22/1985(1)	271,354	271,354	0	0%	0	0	0	0%
Charles R. Schwab, Jr.(2)	70,863	70,863	0	0%	429,137	429,137	0	0%
Live Oak Ventures, LLC(3)	858,284	858,284	0	0%	0	0	0	0%
Olive Street Ventures, LLC(4)	10,758	10,758	0	0%	0	0	0	0%
U.S. Bounti, LLC(5)	1,700,723	1,700,723	0	0%	10,299,277	10,299,277	0	0%
__________________
(1)Interests include (i) 222,445 shares of Common Stock held by the Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 (the “Trust”), for which Charles R. Schwab and his spouse Helen O. Schwab act as co-trustees, and (ii) 48,909 shares of Common Stock for which Charles R. Schwab is acting as sole trustee. The address for the Trust is P.O. Box 2226, Palm Beach, FL 33480.
(2)Interests include (i) 70,863 shares of Common Stock and (ii) 429,137 Convertible Shares. The address for Charles R. Schwab, Jr. is 490 Foley Lane, Hamilton, MT 59840. Charles R. Schwab, Jr. serves on our board of directors.
(3)Interests include 858,284 shares of Common Stock held by Live Oak Ventures, LLC (“Live Oak”) of which Mr. Charles R. Schwab is the manager and for which he has sole voting and dispositive power. The address for Live Oak is P.O. Box 2226, Palm Beach, FL 33480.
(4)Interests include 10,758 shares of Common Stock, for which Charles R. Schwab and his spouse Helen O. Schwab may be deemed to share voting and dispositive power. Mr. Schwab disclaims beneficial ownership over the 10,758 shares of Common Stock held by Olive Street Ventures, LLC. The address for Olive Street Ventures, LLC is P.O. Box 2226, Palm Beach, FL 33480.
(5)Interests include (i) 1,700,723 shares of Common Stock of which Charles R. Schwab is the manager and for which he has sole voting and dispositive power and (ii) 10,299,277 Convertible Shares. The address for U.S. Bounti, LLC is P.O. Box 2226, Palm Beach, FL 33480.

LEGAL MATTERS
The validity of the securities offered hereby have been passed upon for us by Orrick, Herrington & Sutcliffe LLP.
EXPERTS
The consolidated financial statements of Local Bounti as of and for the year ended December 31, 2024, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of WithumSmith+Brown, PC, an independent registered public accounting firm, upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://localbounti.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 15, 2025;
•Our Current Reports on Form 8-K filed on March 31, 2025; and
•The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 25, 2021, as updated by the description of our Common Stock included in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, together with any subsequent amendment or report filed for the purpose of updating such description.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.
Requests for such information should be directed to our Corporate Secretary at the address below:
Local Bounti Corporation.
490 Foley Lane
Hamilton, MT 59840
Attention: General Counsel and Corporate Secretary
Telephone: (800) 640-4016
Please include your contact information with the request.

LOCAL BOUNTI CORPORATION
2,911,982 Shares of Common Stock and
Up to 10,728,414 Shares of Common Stock
Issuable Upon Conversion of the Series A Preferred Stock
PROSPECTUS
May 29, 2025